TITAN TRADING ANALYTICS INC.

                               CONSOLIDATED
                           FINANCIAL STATEMENTS

                             OCTOBER 31,1996

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Collins
Barrow
Chartered Accountants

Suite 800
1030 West Georgia Street
Vancouver, Canada
V6E 3B9



                             AUDITORS' REPORT


To the Shareholders of
Titan Trading Analytics Inc.

We have audited the consolidated balance sheets of Titan Trading Analytics Inc. as at October 31, 1996 and 1995 and the consolidated statements of operations and deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at October 31, 1996 and 1995 and the results of its operations and changes in financial position for the years then ended in accordance with generally accepted accounting principles. As required by the Company Act (B.C.), we report that, in our opinion, these principles have been applied on a consistent basis.


                                             /S/ Collins Barrow
                                             CHARTERED ACCOUNTANTS


Vancouver, Canada
January 23, 1997



A member of
Moores
Rowland                                  Collins Barrow
An association of independent            is a Partnership of
accounting firms throughout the world    Incorporated Professionals

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                       TITAN TRADING ANALYTICS INC.
              (Incorporated under the laws of British Columbia)
                        CONSOLIDATED BALANCE SHEET
                            OCTOBER 31, 1996




                            ASSETS             1996           1995
                            ------             ----           ----
Current assets
Cash and short-term investments           $ 1,590,589    $ 873,552
    Accounts receivable                         9,244       12,681
    Prepaid expenses                           13,238       39,285
                                          -----------    ---------
                                            1,613,071      925,518
                                          -----------    ---------
Software and systems development (note 3)     107,105           --
Capital assets (note 4)                        56,617       51,720
                                          -----------    ---------
                                          $ 1,776,793    $ 997,238
                                          -----------    ---------

                     LIABILITIES

Current liabilities
Accounts payable and accrued liabilities     $ 33,244    $  22,798
                                          -----------    ---------

                           SHAREHOLDERS' EQUITY

Share subscriptions received (note 5)         140,000       30,000

    Share capital (note 5)                  2,229,312    1,314,901

    Deficit                                  (625,763)    (390,461)
                                          -----------    ---------
                                            1,743,549      954,440
                                          -----------    ---------
                                          $ 1,776,793   $  977,238
                                          -----------    ---------

Approved by the Directors

/S/ Michael Gossland,  Director

/S/ Michael Paauwe,  Director


        See accompanying notes to the consolidated financial statements.

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                       TITAN TRADING ANALYTICS INC.
            CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                   FOR THE YEAR ENDED OCTOBER 31,1996


                                           1996               1995
                                           ----               ----
Revenue
    Software sales                     $ 21,213           $ 11,165
    Interest and other income            35,290              9,490
                                       --------           --------
                                         56,503             20,655
                                       --------           --------
Expenses
  Advertising, marketing and promotion   65,159             45,252
  Amortization                           37,228             11,104
  Bank charges                            1,811                768
  Consulting fees                            --             30,000
  Demonstration and testing              57,934              6,633
  Management fees                        34,364             34,160
  Office                                 10,118             12,735
  Professional fees                       8,669             12,587
  Rent                                    6,330              5,715
  Research and development (note 6)       7,436            154,809
  Salaries and benefits                  43,750              9,977
  Telephone                               5,060              3,434
  Travel                                 13,946              8,884
                                      ---------          ---------
                                        291,805            336,058
                                      ---------          ---------
Net loss for the year                  (235,302)          (315,403)

Deficit, beginning of the year         (390,461)           (75,058)
                                      ---------          ---------
Deficit, end of the year             $ (625,763)        $ (390,461)
                                      ---------          ---------
Net loss per share for the year (note 8)  $(.03)            $(.78)
                                         ------            ------



     See accompanying notes to the consolidated financial statements.

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                       TITAN TRADING ANALYTICS INC.
          CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                    FOR THE YEAR ENDED OCTOBER 31,1996


                                           1996               1995
                                           ----               ----
Cash from operating activities
    Net loss for the year            $ (235,302)        $ (315,403)
    Item not involving cash
    Amortization                         37,228             11,104
                                      ---------          ---------
                                       (198,074)          (304,299)

Net change in non-cash working
capital balances                         39,930            (32,020)
                                      ---------          ---------
                                       (158,144)          (336,319)
                                      ---------          ---------
Cash used in investing activities
    Acquisition of capital assets       (19,295)           (39,786)
    Software and system development    (129,935)                --
                                      ---------          ---------
                                       (149,230)           (39,786)
                                      ---------          ---------
Cash from financing activities
    Share subscriptions received and
        issuance of common shares     1,165,500          1,168,900
    Share issue costs                  (141,089)                --
                                      ---------          ---------
                                      1,024,411          1,168,900
                                      ---------          ---------
Increase in cash during the year        717,037            792,795
Cash and short-term investments,
    beginning of the year               873,552             80,757
                                      ---------          ---------
Cash and short-term investments,
    end of the year                 $ 1,590,589          $ 873,552
                                      ---------          ---------


         See accompanying notes to the consolidated financial statements.

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                      TITAN TRADING ANALYTICS INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           OCTOBER 31, 1996


1.  General information

    The company develops and markets financial software systems.

2.  Significant accounting policies

    a) Consolidation - The financial statements include the accounts of the company and of its wholly-owned subsidiary, Titan
Trading Corp.

    b) Research and development - Research costs are expensed when incurred. Development costs are expensed when incurred unless a commercial product is developed for which adequate resources exist to market the product in which case they are capitalized as software and systems development.

    c) Software and systems development - Software and systems development costs are amortized on a straight line basis over a three year period from the commencement of production.

    d) Capital assets - Capital assets are recorded at cost and amortized at the following annual rates:

           Computer equipment            - 30% declining balance
           Furniture and equipment       - 20% declining balance
           Copyrights and trademarks     - 20% straight line

    e) Foreign currency translation - Foreign currency transactions are translated using the temporal method, whereby:

    i) monetary items are translated at the rate of exchange in effect at the balance sheet date;
    ii) non-monetary items are translated at historical exchange rates; and
    iii) revenue and expense items are translated at the average rate of exchange for the year.

3.  Software and systems development

                                       1996                  1995
                                       ----                  ----
    Cost                          $ 129,935             $       --
    Accumulated amortization        (22,830)                    --
                                  ---------             ----------
                                  $ 107,105             $       --
                                  ---------             ----------
Software and system development cost is comprised of:

    Computer services                      $   5,800
    Contract services                         94,250
    Other                                     15,585
    Rent                                       4,200
    Salaries                                  10,100
                                           ---------
                                           $ 129,935
                                           ---------

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                        TITAN TRADING ANALYTICS INC.
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             OCTOBER 31,1996

4.  Capital assets

                                             1996
                            --------------------------------------
                                         Accumulated
                               Cost      Amortization       Net
                            --------     ------------    ---------
Computer equipment          $ 68,376       $ 25,829      $  42,547
Copyrights and trademarks     10,000          2,000          8,000
Furniture and equipment        7,808          1,738          6,070
                            --------       --------      ---------
                            $ 86,184       $ 29,567      $ 56,617
                            --------       --------      ---------

                                             1995
                            --------------------------------------
                                         Accumulated
                               Cost      Amortization       Net
                            --------     ------------    ---------
Computer equipment          $ 52,643       $ 14,345      $ 38,298
Copyrights and trademarks     10,000             --        10,000
Furniture and equipment        4,246            824         3,422
                            --------     ------------    ---------
                            $ 66,889       $ 15,169      $ 51,720
                            --------     ------------    ---------
5.  Share capital
                                          1996             1995
    Authorized                            ----             ----
    100,000,000 common shares,
    without par value
    Issued
    8,416,001 (1995 - 4,114,001)
    common shares                     $ 2,229,312       $ 1,314,901
                                      -----------       -----------
During the year the company issued 1,302,000 common shares for $1,025,500 and issued 3,000,000 common shares for $30,000 pursuant to share subscriptions received in 1995.

During 1995 the company issued 4,114,000 common shares for $1,314,900.

The following options and warrants remain outstanding:

    Directors, officers and employee stock options for 830,000 common shares exercisable at $.90 per share to July 2001.

    Warrants for 125,000 common shares exercisable at $.90 per share to July 1997 and $1.05 per share to July 1998.

    The 3,000,000 common shares issued during the year are held in escrow with their release being subject to regulatory approval.


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                       TITAN TRADING ANALYTTCS INC.
             NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            OCTOBER 31, 1996


5.  Share capital - continued

Subsequent to October 31, 1996 the company issued 316,000 common shares and 158,000 share purchase warrants for $442,400. The share purchase warrants are exercisable at a price of $1.50 per share to December 1997 and at $1.75 per share to June 1998.

$140,000 of the share subscriptions was received prior to October
31, 1996.

6.  Research and development

                                            1996              1995
                                            ----              -----
    Computer services and software       $    --           $ 10,709
    Contract services                      6,250            115,000
    Other                                  1,186             19,500
    Product research                          --              6,100
    Rent                                      --              3,500
                                         -------          ---------
                                         $ 7,436          $ 154,809
                                         -------          ---------
7.  Income taxes

The financial statements do not reflect the potential tax reductions which may be available through the application of losses of $597,000 carried forward against future years' earnings otherwise subject to income taxes.

The losses expire as follows:

                    2001            $ 65,000
                    2002             314,000
                    2003             218,000
                                    --------
                                    $597,000
                                    --------
8.  Loss per share

The loss per share is calculated on the basis of the weighted average number of shares outstanding during the year.

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                       TITAN TRADING ANALYTICS INC.
               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           OCTOBER 31, 1996


9.  Related party transactions

Included in the statement of operations and deficit are the following transactions with officers and directors and related individuals:

                                              1996            1995
                                              ----            ----
Expenses
    Consulting fees                       $     --        $ 30,000
    Management fees                       $ 34,032        $ 32,600
    Office                                $     --        $  2,300
    Rent                                  $  4,200        $  4,200
    Research and development              $  6,250        $ 57,500


Software and systems development includes $98,450 of amounts paid to officers and directors.

Share issue costs include $18,000 paid to an officer and director.

During 1995 the company purchased copyrights, trademarks, and other rights under an agreement for $20,000 from a director.

At October 31, 1996 $3,515 (1995 - $6,427) due to officers and directors is included in accounts payable and accrued liabilities.

The company has entered into written contract services agreements with officers requiring the company to pay aggregate monthly fees of not less than $12,000 to November 1998 and additional amounts if not renewed at that time.

10.  Comparative figures

The comparative figures have been restated where applicable to conform with the current year's presentation.